                                                                    Exhibit 11.3

                                  PSINet Inc.

Calculation of Basic and Diluted Loss per Share and Weighted Average Shares Used
                               in Calculation (1)

                                                                                               Year Ended
                                                                                            December 31, 1996
                                                                                            -----------------
Weighted average shares outstanding:
Common stock:
   Shares outstanding at beginning of year.......................................                  37,914,932
   Weighted average shares issued during the year ended December 31, 1996                           1,463,072
    (2,198,302  shares)..........................................................                ------------
                                                                                                   39,378,004
                                                                                                 ============
Net loss available to common shareholders........................................                $(55,097,000)
                                                                                                 ============
Basic and diluted loss per share.................................................                $      (1.40)
                                                                                                 ============

_____________
(1) For a description of basic and diluted loss per share, see Note 1 of the Notes to the Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.